Exhibit 32
PURSUANT TO 18 U.S.C. 1350

           In connection with the accompanying Annual Report of InferX Corporation (the “Company”) on Form 10-K for the fiscal year ended December 31, 2009 (the “Report”), each of the undersigned officers of the Company, hereby certifies that to such officer’s knowledge:

           (1)           The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78o(d)); and

           (2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  April 14, 2011
By:	/s/ Vijay Suri
Vijay Suri
Chief Executive Officer

Dated:  April 14, 2011
By:	/s/ Raimondo Piluso
Raimondo Piluso
Principal Financial and Accounting Officer

           The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350) and is not being filed as part of the Form 10-K or as a separate disclosure document.